UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2010

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS.

     SunOpta Inc. (the "Company"), Steven R. Bromley, the Company’s President and Chief Executive Officer, and John H. Dietrich, the Company’s former Chief Financial Officer and current Vice President of Corporate Development and Secretary have reached, on a without admitting or denying basis, a settlement with U.S. Securities and Exchange Commission (the “Commission”) to resolve the previously disclosed investigation related to the Company’s write-down of inventory and the restatement of its 2007 quarterly financial results.

     Under the settlement, the Company has agreed to an administrative order (“Order”) directing that the Company cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 12b-20, 13a-11 and 13a-13 thereunder. The Order does not require the Company to make any payment.

     Mr. Bromley and Mr. Dietrich also have agreed to the Order, which directs that they cease and desist from committing and causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-11, 13a-13 and 13a-14 thereunder and pay disgorgement of $46,200 and $6,792, respectively. Those amounts represent a portion of the proceeds that each of them received in connection with certain option exercises and sales of the Company’s common stock that occurred before the Company’s quarterly financial statements for 2007 were restated.

     The Company, Mr. Bromley and Mr. Dietrich each consented to the issuance of the Order without admitting or denying the Commission’s findings. The settlement concludes the Commission’s inquiry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich
John Dietrich
Vice President, Corporate Development and Secretary

Date	September 24, 2010